Exhibit 12.01

                                                                                                     EXHIBIT 12.01

                                             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                     Year Ended
                                                                      --------------------------------------------
                                                                      December 29,     December 26,    January 1,
                                                                          1991             1992           1994
                                                                      --------------------------------------------
 Income (loss) before income taxes and extraordinary
        charge..............................................        $ (4,945,659)   $ (1,955,097)   $ (1,630,993)
        Add:
           Interest expense.................................           8,706,251       6,697,735       6,607,564
           Portion of rents representative of interest factor             87,333         106,333         235,000
                                                                      ----------      ----------      ----------
 Income as adjusted..........................................          3,847,925       4,848,971    $  5,211,571
                                                                      ==========      ==========      ==========




 Fixed charges:
       Interest incurred:
           Amount expensed..................................        $ 8,706,251     $ 6,697,735     $ 6,607,564
           Amount capitalized...............................             25,209          71,975         163,293
       Portion of rents representative of interest factor...             87,333         106,333         235,000
                                                                      ---------       ---------       ---------
 Total fixed charges........................................        $ 8,818,793     $ 6,876,043     $ 7,005,857
                                                                      =========       =========       =========
 Ratio of earnings to fixed charges.........................             (a)            (a)             (a)

                                                              ---------------------------------
                                                              December 31,      December 30,
                                                                  1994              1995
                                                              ---------------------------------
 Income (loss) before income taxes and extraordinary
        charge..............................................  $  5,828,275   $  7,011,387
        Add:
           Interest expense.................................    11,552,075     14,031,273
           Portion of rents representative of interest factor      326,358        505,000
                                                                ----------     ----------
 Income as adjusted.......................................... $ 17,706,708     21,547,660
                                                                ==========     ==========


 Fixed charges:
       Interest incurred:
           Amount expensed..................................  $ 11,552,075   $ 14,031,273
           Amount capitalized...............................       228,900        350,231
       Portion of rents representative of interest factor...       326,358        505,000
                                                                ----------     ----------
 Total fixed charges........................................  $ 12,107,333   $ 14,886,504
                                                                ==========     ==========
 Ratio of earnings to fixed charges.........................       1.5             1.4


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(a) Earnings were inadequate to cover fixed charges by the amount of
    $1,794,286, $2,027,072 and $4,970,868 for fiscal 1993, 1992 and 1991, respectively.